UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2012

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 19, 2012, pursuant to the Mattel, Inc. (“Mattel”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), Alan Kaye, Executive Vice President & Chief Human Resources Officer of Mattel, entered into a Rule 10b5-1(c) trading plan (the “Plan”) with a broker to sell up to 37,500 shares of Mattel stock to be acquired upon the exercise of an employee stock option (the “Option”). The Option was granted to Mr. Kaye on August 1, 2006 and has a 10-year term that will expire on August 1, 2016.

The first sales under the Plan will not take place until December 24, 2012, which is longer than the 30-day waiting period required by Mattel’s Guidelines. Mr. Kaye may sell shares of Mattel stock under the Plan through the close of trading on December 20, 2013, at which time the Plan will terminate.

Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines.

Rule 10b5-1 permits individuals who are not aware of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options and the sale of shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: November 20, 2012

	By:	/s/ ROBERT NORMILE
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary